AMENDED AND RESTATED

BY LAWS

of

STRAYER EDUCATION, INC.

ARTICLE I. OFFICES

Section 1. Principal Office

The address of the principal office of the Corporation in the State of Maryland shall be 32 South Street, Baltimore, Maryland 21202, c/o the Corporation Trust Incorporated. The name of the resident agent of the Corporation in the State of Maryland is the Corporation Trust Incorporated, a resident of the State of Maryland whose address is 32 South Street, Baltimore, Maryland 21202.

Section 2. Other Offices

The Corporation may also have other offices at locations both within and without the State of Maryland as the Board of Directors may determine or as the business of the Corporation may require.

ARTICLE II. MEETINGS OF STOCKHOLDERS

Section 1. Place of Meetings

All meetings of the stockholders of the Corporation shall be held at the principal office of the Corporation or at any other place in the United States as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings

The annual meeting of stockholders of the Corporation for the election of directors and the transaction of other business as may properly be brought before the meeting shall be on a day and beginning at a time as shall be set by the Board of Directors. Any business of the Corporation may be transacted at the annual meeting without being specified in the notice thereof, except as otherwise provided by law.

Section 3. Special Meetings

Special meetings of stockholders of the Corporation for any purpose or purposes may be called at any time by the President or the Board of Directors, and shall be called by the Secretary upon the written request of stockholders entitled to cast at least 25 percent of all votes entitled to be cast at the meeting. The request shall state the purpose or purposes of the meeting and the matters proposed to be acted on thereat. Upon receipt of the request, the Secretary shall inform the stockholders of the reasonably estimated cost of preparing and mailing a notice of the meeting and, upon payment of the costs to the Corporation, the Secretary shall give notice to each stockholder entitled to notice of the meeting. No special meeting need be called upon the request of stockholders entitled to cast less than a majority of all votes entitled to be cast at a meeting to consider any matter which is substantially the same as a matter voted on at any special meeting of stockholders held during the preceding 12 months.

Section 4. Conduct of Meetings

All meetings of stockholders shall be conducted in accordance with the most current edition of Robert’s Rules of Order, unless otherwise provided by law or these Bylaws.

Section 5. Notice of Meetings; Waiver of Notice

Written notice of the time and place of each meeting of stockholders, and the purpose of any special meeting, shall be given to each stockholder entitled to vote at or to notice of the meeting not less than 10 nor more than 90 days before the date of the meeting, either personally delivered to him, left at his residence or usual place of business, or mailed to him, postage prepaid, at his address as it appears on the records of the Corporation. No notice of the time, place, or purpose of any meeting of stockholders need be given to any stockholder entitled to the notice who is present in person or is represented by proxy at the meeting, or who, either before or after the meeting, executes a written waiver of notice which shall be filed by the Secretary with the records of meetings of stockholders, as provided by these Bylaws.

Section 6. Record Date and Closing of Transfer Books

For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or entitled to receive dividends or be allotted any other right, or for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall be not more than 90 days before the date on which the action requiring the determination will be taken, or the Board of Directors may direct that the stock transfer books be closed for a stated period, not to exceed 20 days. In the case of a meeting of stockholders, the record date for the closing of the transfer books shall be at least 10 days before the date of the meeting. Except as otherwise provided by law, the record date may not be prior to the close of business on the day the record date is fixed.

Section 7. Quorum

Unless otherwise provided by law or the Articles of Incorporation of the Corporation, the presence in person or by proxy of stockholders entitled to cast a majority of all votes entitled to be cast at a meeting shall constitute a quorum at all meetings of stockholders. The stockholders entitled to cast a majority of the votes so represented may adjourn the meeting from time to time without further notice other than announcement at the meeting to a date not more than 120 days after the original record date. At the adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding any absence or withdrawal of any stockholder or stockholders during the meeting that has or have the effect of reducing the number of stockholders remaining in attendance at the meeting to less than a quorum.

Section 8. Proxies

At all meetings of stockholders of the Corporation, a stockholder may vote either in person or by written proxy signed by the stockholder or by his duly authorized attorney in fact. No proxy shall be valid for more than eleven (11) months after its date, unless the proxy otherwise provides.

Section 9. Voting

At all meetings of stockholders of the Corporation, each outstanding share of Common Stock as of the record date of the meeting shall be entitled to one vote on each matter submitted to a vote. A majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting unless otherwise provided by law or the Articles of Incorporation of the Corporation. Candidates for election as members of the Board of Directors who receive the highest number of votes at a meeting at which a quorum is present, up to the number of directors to be chosen, shall stand elected, and an absolute majority of the votes cast shall not be a prerequisite to the election of any candidate to the Board of Directors.

Section 10. List of Stockholders

The Secretary of the Corporation shall prepare a list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and indicating the number of shares of stock held by each stockholder as of the record date for the meeting. The list of stockholders shall be kept at the place of the meeting of stockholders during the meeting.

Section 11. Informal Action

Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if the following documents are filed with the records of stockholder meetings: (a) a written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter, and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting, but not entitled to vote at the meeting.

ARTICLE III. BOARD OF DIRECTORS

Section 1. General Powers

The business and affairs of the Corporation shall be managed under the direction of the Board of Directors, which shall have and exercise all powers of the Corporation, except as conferred upon or reserved to the stockholders by law, the Articles of Incorporation of the Corporation or these Bylaws.

Section 2. Number and Term

The Board of Directors of the Corporation shall consist of up to twelve (12) directors, or any other number as a majority of the entire Board of Directors shall determine from time to time; provided, however, that so long as the Corporation has less than three stockholders, the number of directors may be less than three but, in that case, shall not be less than the number of stockholders. Directors shall be elected at the annual meeting of stockholders and shall hold office until the next annual meeting of stockholders and until their respective successors are elected and qualify.

Section 3. Qualifications

Unless otherwise provided by law, the Articles of Incorporation of the Corporation, or these Bylaws, directors need not be stockholders of the Corporation.

Section 4. Regular Meetings

The regular annual meeting of the Board of Directors shall be held without notice immediately after and at the same place as the annual meeting of stockholders. Other regular meetings of the Board of Directors may be held without notice at a time and place as shall from time to time be determined by resolution of Directors.

Section 5. Special Meetings

Special meetings of the Board of Directors may be called by the President and shall be called by the Secretary upon the written request of the directors. Special meetings of the Board of Directors shall be held at any place in or out of the State of Maryland as the Board may from time to time determine by resolution or as shall be specified in any notice or waiver of notice of the meeting.

Section 6. Notice; Waiver of Notice

Written notice of any special meeting of the Board of Directors shall be given to each director at least one day prior thereto if delivered personally, or at least five days prior thereto if delivered by mail, addressed to the director at his address as it appears in the records of the Corporation. The notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, or upon evidence of receipt if delivered personally. Any director may waive notice of any meeting, either before or after the meeting, by signing a waiver of notice which is filed with the records of the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

Section 7. Quorum; Manner of Acting

A majority of the entire Board of Directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors. If a quorum is not present at any meeting, the directors present may adjourn the meeting. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III. Unless a greater proportion is required by law, the Articles of Incorporation of the Corporation or these Bylaws, the action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors.

Section 8. Action Without a Meeting; Telephone Meeting

Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by each member of the Board or committee and filed with the minutes of proceedings of the Board or committee. Members of the Board of Directors, or any committee thereof, may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. The participation shall constitute presence in person at the meeting.

Section 9. Resignation and Removal

Any director may resign at any time by giving written notice of the resignation to the President or the Secretary at the principal office of the Corporation. Unless otherwise specified therein, the resignation shall take effect upon receipt thereof. The stockholders of the Corporation may remove any director, with or without cause, by the affirmative vote of a majority of all votes entitled to be cast for the election of directors.

Section 10. Vacancies

The stockholders may elect a successor to fill a vacancy on the Board of Directors which results from the removal of a director. A vacancy occurring on the Board of Directors other than by reason of an increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority of the entire Board of Directors. A director elected by the Board of Directors to fill a vacancy shall serve until the next annual meeting of stockholders and until his successor is elected and qualifies. A director elected by the stockholders to fill a vacancy which results from the removal of a director shall serve for the balance of the term of the removed director.

Section 11. Presumption of Assent

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be assumed to have assented to the action unless he announces his dissent at the meeting and (a) his dissent is entered in the minutes of the meeting, (b) he files his written dissent to the action with the secretary of the meeting before the adjournment thereof, or (c) he forwards his written dissent, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service, to the secretary of the meeting or the Secretary of the Corporation within 24 hours after the meeting is adjourned. The right to dissent shall not apply to a director who voted in favor of the action or failed to make his dissent known at the meeting.

Section 12. Compensation of Directors

The directors may be paid their expenses of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated amount as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be paid like compensation for attending committee meetings.

ARTICLE IV. COMMITTEES

Section 1. Appointment

The Board of Directors may appoint from among its members an Executive Committee and other committees composed of two or more directors for those purposes and with powers as the Board may determine, subject to Section 2 of this Article IV. The members of any committee present at any meeting of the committee, whether or not they constitute a quorum, may appoint another director to act in the place of an absent member of the committee. The Board of Directors shall by majority vote appoint a chairman of each committee. The appointment of any committee pursuant to this Article IV, the delegation of authority thereto, or any action by a committee pursuant to this Article IV shall not constitute, of itself, compliance by any director, not a member of the committee, with the standard of care established by law for the performance of duties of directors.

Section 2. Executive Committee; Authority

The Board of Directors may, by resolution adopted by a majority of the directors present at any meeting, establish an Executive Committee to consist of two or more directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all of the powers of the Board of Directors, except to the extent, if any, that the authority shall be limited by resolution of the entire Board of Directors; provided, however, that neither the Executive Committee nor any other committee shall have the power to amend the Bylaws of the Corporation, to declare dividends or distributions on stock, to issue stock (except as permitted by law pursuant to a duly authorized stock option or similar plan), to recommend to the stockholders any action which requires stockholder approval, or to approve any merger or share exchange which does not require stockholder approval.

Section 3. Tenure

Subject to the provisions of Section 8 of this Article IV, each member of the Executive Committee or any other committee shall hold office until the next regular annual meeting of the Board of Directors following his appointment and until his successor is designated by the Board of Directors.

Section 4. Meetings and Notices

Regular meetings of committees of the Board of Directors may be held without notice at times and places as the committees may determine from time to time by resolution. Special meetings of committees may be called by any member thereof upon not less than one day’s notice stating the place, date, and hour of the meeting, which notice may be written or by telephone or telegram. The notice of a meeting of a committee need not state the business proposed to be transacted at the meeting. Any member of a committee may waive notice of any meeting thereof, either before or after the meeting, by signing a waiver of notice which shall be filed with the records of the meeting, or by attendance at the meeting.

Section 5. Quorum

Except as provided otherwise in Section 1 of this Article IV, a majority of the members of a committee shall constitute a quorum for the transaction of business at any meeting thereof. The vote of a majority of the members of a committee present at a meeting at which a quorum is present shall constitute action of the committee.

Section 6. Action Without a Meeting; Telephone Meetings

Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting if a written consent, setting forth the action so taken, is signed by all of the members of the committee and filed with the minutes of proceedings of the committee. Members of committees may participate in meetings by means of a conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. The participation shall constitute presence in person at the meeting.

Section 7. Vacancies

Any vacancy on a committee may be filled by a resolution adopted by a majority of the Board of Directors.

Section 8. Removal and Resignations

Any member of a committee may be removed at any time, with or without cause, by resolution of the Board of Directors. Any member of a committee may resign from the committee at any time by giving written notice to the President or Secretary of the Corporation, and unless otherwise specified therein, the resignation shall take effect upon receipt thereof.

Section 9. Procedure

All committees established by the Board of Directors shall keep correct and complete minutes of any actions taken at their proceedings which minutes shall be recorded in written form, and the Chairman of each committee shall report any actions taken to the Board of Directors at the next meeting thereof held after the committee meeting. The minutes of committee meetings shall be distributed to all members of the Board of Directors upon the Board Chairman’s request.

ARTICLE V. OFFICERS

Section 1. Positions

The officers of the Corporation shall be the President, the Secretary, and the Treasurer, and other officers as the Board of Directors may appoint, including a Chairman of the Board, and one or more Vice Presidents, who shall exercise the powers and perform the duties as are provided in these Bylaws and as may be determined from time to time by resolution of the Board of Directors. Any two or more offices may be held by the same person, except that (a) one person may not serve concurrently as both President and Vice President, and (b) any person who holds more than one office may not act in more than one capacity to execute, acknowledge, or verify any instrument required by law to be executed, acknowledged or verified by more than one officer.

Section 2. Chairman of the Board

If the directors shall appoint a Chairman of the Board, the Chairman shall, when present, preside at all meetings of the Board of Directors and shall perform other duties and have other powers as may be vested in the Chairman by the Board of Directors.

Section 3. President

Unless otherwise provided by the Board of Directors, the President shall be the chief executive officer of the Corporation, shall have general and active supervision over the business and affairs of the Corporation, shall insure that all lawful orders and resolutions of the Board of Directors are carried into effect, and, unless otherwise provided by the Board of Directors, shall preside at all meetings of the Board of Directors and of the stockholders. The President shall execute bonds, mortgages, and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed, and except where the execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 4. Vice President(s)

In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice President shall perform other duties and have other powers as the Board of Directors may from time to time prescribe.

Section 5. Secretary

The Secretary shall attend all meetings of the stockholders and the Board of Directors, shall record or cause to be recorded all the proceedings of the meetings of the stockholders and of the Board of Directors in a book or books to be kept for that purpose, and shall perform like duties for the Executive Committee or other committees, when required. The Secretary shall give, or cause to be given, notices as are required to be given in accordance with the provisions of these Bylaws or as required by law or the Articles of Incorporation of the Corporation. The Secretary shall have custody of the seal of the Corporation, and shall have the authority to affix the same to any instrument or document the execution of which in the name or on behalf of the Corporation is duly authorized, and when so affixed it may be attested by the signature of the Secretary. The Secretary shall see that the books, records, and other documents required by law (including the stock ledger and the records of the issue, transfer and registration of certificates for shares of Common Stock) are properly kept and filed. The Secretary shall perform all other duties incident to the office of Secretary and other duties as from time to time may be prescribed by these Bylaws or may be assigned to him or her by the Board of Directors or the President.

Section 6. Assistant Secretary

The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, perform the duties and have other powers as the Board of Directors may from time to time prescribe.

Section 7. Treasurer

The Treasurer shall have the custody of the corporate funds and securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and valuable effects in the name and to the credit of the Corporation in depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as directed by the Board of Directors, and shall render to the President, and to the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account as to all transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall also perform all other duties incident to the office of Treasurer and other duties as from time to time may be assigned to him or her by the Board of Directors or the

President, or as may be prescribed by these Bylaws. If required by the Board of Directors, the Treasurer shall give the Corporation a bond and with surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer’s office and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind, in the Treasurer’s possession or under the Treasurer’s control and belonging to the Corporation.

Section 8. Assistant Treasurer

The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there shall have been no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, perform the duties and exercise the powers of the Treasurer, and shall perform other duties and have other powers as the Board of Directors may from time to time prescribe.

Section 9. Election and Term of Office

The officers of the Corporation shall be elected at the regular annual meeting of the Board of Directors, or as soon thereafter as possible, to hold office until the next regular annual meeting of the Board and until their respective successors are elected and qualified, or until their earlier death, resignation, or removal.

Section 10. Compensation

The compensation of all officers of the Corporation shall be fixed from time to time by the Board of Directors.

Section 11. Resignation and Removal

Any officer may at any time resign in the same manner provided for directors in Section 9 of Article III of these Bylaws. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but the removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 12. Vacancies

A vacancy in any office because of death, resignation, removal, disqualification, or otherwise may be filled by the Board of Directors for the unexpired portion of the term of the office and until a successor is elected and qualified.

Section 13. Fidelity Bonds

The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VI. INDEMNIFICATION

To the maximum extent permitted by Maryland law in effect from time to time, the Company, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall indemnify (a) any Director or officer or any former Director or officer

(including among the foregoing, for all purposes of this Article VI and without limitation, any individual who, while a Director and at the request of the Company, serves or has served another corporation, partnership, joint venture, Company, employee benefit plan or any other enterprise as a director, officer, partner or Director of such corporation, partnership, joint venture, Company, employee benefit plan or other enterprise), who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of such status, against reasonable expenses incurred by him in connection with the proceeding, and (b) any Director or officer or any former Director or officer against any claim or liability to which he may become subject by reason of such status unless it is established that (i) his act or omission was committed in bad faith or was the result of active and deliberate dishonesty, (ii) he actually received an improper personal benefit in money, property or services or (iii) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a Director or officer or former Director or officer made a party to a proceeding by reason of his status as a Director or officer; provided, that the Company shall have received (i) a written affirmation by the Director or officer of his good faith belief that he has met the applicable standard of conduct necessary for indemnification by the Company as authorized by these Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the applicable standard of conduct was not met. The Company may, with the approval of its Directors, provide such indemnification and payment or reimbursement of expenses to any employee or agent of the Company. Neither the amendment nor repeal of this Article VI, nor the adoption or amendment of any other provision of the Articles of Incorporation or these Bylaws inconsistent with this Article VI, shall apply to or affect in any respect the applicability of this paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. Any indemnification or payment or reimbursement of the expenses permitted by these Bylaws shall be furnished in accordance with the procedures provided for indemnification and payment or reimbursement of expenses under Section 2-4 18 of the Maryland General Corporation Law (the “MGCL”) for directors of Maryland corporations. The Company may provide to Directors, officers and stockholders such other and further indemnification or payment or reimbursement of expenses as may be permitted by the MGCL, as in effect from time to time, for directors of Maryland corporations.

ARTICLE VII. CAPITAL STOCK

Section 1. Stock Certificates

The Corporation and its authorized transfer agent may maintain the record of ownership of shares of the Corporation electronically, without the issuance or transfer of any physical share certificate. A stockholder may request in writing a certificate which represents and certifies the shares of Common Stock he holds in the Corporation. A certificate may not be issued until the stock represented by it is fully paid. Certificates representing shares of Common Stock of the Corporation shall be signed by the President, Vice President or the Chairman of the Board, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer, and sealed with the corporate seal or a facsimile thereof. The signatures of the officers upon a stock certificate may be either manual or facsimile. Any stock certificate so signed shall be valid and may be issued whether or not the officer who signed it is still an officer when it is issued. Stock certificates shall be consecutively numbered or otherwise identified, and each certificate shall state on its face the name of the Corporation, the class of stock and the number of shares it represents, and the name of the stockholder or other person to whom it is issued. The name and address of each stockholder, with the number of shares held and the date of issue, shall be entered on the stock ledger of the Corporation.

Section 2. Transfer of Shares

Transfer of shares of Common Stock of the Corporation shall be made only on its stock ledger. Authority for the transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of the authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Corporation. In case of a lost, stolen, or destroyed certificate, a new certificate may be issued upon those conditions and indemnity to the Corporation as the Board of Directors in its discretion may prescribe.

Section 3. Issuance of Shares

The Board of Directors may from time to time authorize the issuance of additional shares of Common Stock or securities convertible into Common Stock. Prior to each issuance the Board of Directors shall adopt a resolution which authorizes the issuance and sets the minimum price or value of consideration for which the shares of stock or convertible securities are to be issued, or a formula or method pursuant to which the same is to be determined, including a fair description of any consideration other than money and a statement of the actual value of the consideration as then determined by the Board of Directors or a statement that the Board of Directors has determined that the actual value is or will not be less than a certain sum. In the absence of actual fraud in the transaction, any valuation so fixed by the Board of Directors shall be conclusive for all purposes. The actual value of consideration to be received by the Corporation, as determined by the Board of Directors, upon the issuance of additional shares of Common Stock shall be not less than the par value thereof. For the purposes of this Section, the consideration for which Common Stock is issued as a stock dividend shall be deemed to be the par value thereof, and, at the time the dividend is paid, the Corporation shall transfer from surplus to stated capital an amount at least equal to the aggregate par value of the shares to be issued. Unless otherwise required by law, no vote of the stockholders of the Corporation shall be required for the issuance of additional shares of Common Stock or securities convertible into Common Stock.

Section 4. Books and Records; Stock Ledgers

The Corporation shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its stockholders and Board of Directors and of any executive or other committee when exercising any of the powers of the Board of Directors. The Corporation shall maintain a stock ledger, containing the names and addresses of the stockholders of the Corporation and the number of shares of stock of each class held by each stockholder, which shall be kept at the principal office of the Corporation, or at another place as the Board of Directors may determine.

Section 5. Dividends

The Board of Directors may declare dividends on the stock of the Corporation, which may be paid in cash, property, or the Corporation’s stock in accordance with applicable law. No dividends may be declared or paid if the Corporation is insolvent or the payment would cause the Corporation to become insolvent, or if the Corporation’s stated capital is impaired or the payment would impair its stated capital. If a dividend is paid from any source other than earned surplus, the source of the dividend shall be disclosed to the stockholders receiving the dividend not later than the time of payment.

Section 6. Registered Stockholders

The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, to receive notifications, to vote as the owner, and to exercise the rights and powers of an owner. The Corporation shall not be bound to recognize any equitable or other claim to or interest in the share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.

ARTICLE VIII. MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year

The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 2. Financial Statements

The President, Treasurer, or any other officer as may be designated by the Board of Directors of the Corporation, shall prepare or cause to be prepared annually a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year, which shall be submitted at the annual meeting of stockholders of the Corporation and filed within 20 days thereafter at the principal office of the Corporation.

Section 3. Seal

The corporate seal of the Corporation shall have inscribed thereon the name of the Corporation, the year of its organization, and the words “Corporate Seal” and “Maryland,” and shall be in the form as shall be approved from time to time by the Board of Directors. The seal may be used by causing it, or a facsimile thereof, to be impressed, affixed, or otherwise reproduced.

Section 4. Amendments

These Bylaws may be amended or repealed by either the affirmative vote of a majority of all shares outstanding and entitled to vote generally in the election of Directors, voting as a single group, or by an affirmative vote of a majority of the Board of Directors, unless the stockholders prescribe that any such Bylaw may not be amended or repealed by the Board of Directors.

The foregoing Amended and Restated Bylaws were adopted by the Board of Directors on February 12, 2008.

/s/ Gregory Ferenbach
Gregory Ferenbach Secretary

Adopted: Ju1y 1996

Revised: October 30, 2007

Revised: February 12, 2008